Exhibit 99.1

For Immediate Release

SL Industries Announces 2015 Third Quarter Results

MT. LAUREL, NEW JERSEY, SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the third quarter and nine months ended September 30, 2015 are summarized in the following paragraphs. Please read the Company's Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

Third Quarter Results
Net sales for the quarter ended September 30, 2015 were $49.7 million compared with net sales for the quarter ended September 30, 2014 of $50.7 million.

Income from continuing operations for the quarter ended September 30, 2015 were $1.8 million, or $0.46 per diluted share, compared to income from continuing operations of $2.5 million, or $0.59 per diluted share, for the quarter ended September 30, 2014.

Net income for the quarter ended September 30, 2015 was $1.1 million, or $0.29 per diluted share, compared to net income of $2.9 million, or $0.69 per diluted share, for the quarter ended September 30, 2014. Net income for the quarter ended September 30, 2015 included a loss from discontinued operations of $0.7 million, or $0.17 per diluted share. Net income for the quarter ended September 30, 2014 included income from discontinued operations of $0.4 million, or $0.10 per diluted share.

The Company generated EBITDA from continuing operations of $3.9 million for the third quarter of 2015, as compared to $4.8 million for the same period in 2014, a decrease of $0.9 million, or 19%. The Company generated Adjusted EBITDA from continuing operations of $6.0 million for the third quarter of 2015, compared to $5.3 million for the same period in 2014, for an increase of $0.7 million, or 13%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Nine Months Results
Net sales for the nine months ended September 30, 2015 were $147.1 million compared with net sales for the nine months ended September 30, 2014 of $151.1 million.

Income from continuing operations for the nine months ended September 30, 2015 were $8.3 million, or $2.03 per diluted share, compared to income from continuing operations of $10.5 million, or $2.52 per diluted share, for the nine months ended September 30, 2014.

Net income for the first nine months ended September 30, 2015 was $7.3 million, or $1.79 per diluted share, compared to net income of $11.0 million, or $2.62 per diluted share, for the first nine months ended September 30, 2014. Net income for the first nine months ended September 30, 2015 included a net loss from discontinued operations of $1.0 million, or $0.24 per diluted share. Net income for the first nine months ended September 30, 2014 included income from discontinued operations of $0.4 million, or $0.10 per diluted share.

The Company generated EBITDA from continuing operations of $14.9 million for the nine months ended 2015, as compared to $18.1 million for the same period in 2014 ( which included a gain on the sale of securities of $1.7 million), a decrease of $3.2 million, or 18%. Without the gain on the sale of securities EBITDA would have decreased by $1.5 million or 9%. The Company generated Adjusted EBITDA from continuing operations of $17.1 million for the nine months ended 2015, compared to $17.9 million for the same period in 2014, a decrease of $0.8 million, or 4%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

At September 30, 2015, the Company reported $5.7 million of cash and cash equivalents, compared to $32.0 million of cash and cash equivalents as of December 31, 2014. Cash and cash equivalents decreased in 2015 primarily due to $29.2 million of cash used for the acquisition of businesses.

Guidance 2015
The Company’s guidance for 2015 includes the forecasted results of the newly acquired Torque Systems and Davall operations. The Company anticipates, based on current information, full-year 2015 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $196 million to $202 million, $20.0 million to $21.0 million, and $22.4 million to $23.4 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,659	$31,950
Receivables, net	34,581	33,966
Inventories, net	24,701	23,597
Other current assets	10,549	10,856
Total current assets	75,490	100,369
Property, plant and equipment, net	17,463	8,070
Intangible assets, net	34,873	16,860
Other assets and deferred charges, net	6,848	6,477
Total assets	$134,674	$131,776

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$53,501	$44,249
Long-term liabilities	6,271	10,206
Shareholders' equity	74,902	77,321
Total liabilities and shareholders' equity	$134,674	$131,776

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands, except per share amounts)

Net sales	$49,675	$50,725	$147,078	$151,140
Cost and expenses:
Cost of products sold	33,340	34,326	98,526	101,696
Engineering and product development	2,339	2,908	7,509	8,442
Selling, general and administrative	9,244	8,730	25,897	24,005
Depreciation and amortization	847	579	2,065	1,608
Restructuring charges	223	-	223	463
Total cost and expenses	45,993	46,543	134,220	136,214
Income from operations	3,682	4,182	12,858	14,926

Other income (expense):
Amortization of deferred financing costs	(59)	(22)	(119)	(65)
Interest income	2	2	23	5
Interest expense	(52)	(7)	(63)	(21)
Other gain (loss), net	(669)	56	(23)	1,535
Income from continuing operations before income taxes	2,904	4,211	12,676	16,380
Income tax provision	1,067	1,716	4,421	5,832
Income from continuing operations	1,837	2,495	8,255	10,548
(Loss) income from discontinued operations, net of tax	(700)	400	(1,005)	402
Net income	$1,137	$2,895	$7,250	$10,950

Basic net income (loss) per common share
Income from continuing operations	$0.46	$0.60	$2.06	$2.55
(Loss) income from discontinued operations, net of tax	(0.17)	0.10	(0.25)	0.10
Net income	$0.29	$0.70	$1.81	$2.65

Diluted net income (loss) per common share
Income from continuing operations	$0.46	$0.59	$2.03	$2.52
(Loss) income from discontinued operations, net of tax	(0.17)	0.10	(0.24)	0.10
Net income	$0.29	$0.69	$1.79	$2.62

Shares used in computing basic net income (loss)
per common share	3,960	4,145	4,015	4,137
Shares used in computing diluted net income (loss)
per common share	3,989	4,204	4,059	4,178

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)

Net income	$1,137	$2,895	$7,250	$10,950
Other comprehensive income, net of tax:
Foreign currency translation	(427)	(314)	(784)	(196)
Net unrealized gain reclassified into income on sale of available-for-sale securities	-	-	-	(1,094)
Comprehensive income	$710	$2,581	$6,466	$9,660

Segment Results
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Net sales
SLPE	$17,243	$17,821	$51,687	$54,504
High Power Group	15,224	21,699	53,366	64,461
SL-MTI	17,208	11,205	42,025	32,175
Net sales	49,675	50,725	147,078	151,140

Income from operations
SLPE	2,416	1,971	6,140	5,203
High Power Group	1,028	2,838	5,914	9,676
SL-MTI	1,791	1,243	6,200	5,146
Unallocated Corporate Expenses	(1,553)	(1,870)	(5,396)	(5,099)
Income from operations	3,682	4,182	12,858	14,926

Other income (expense):
Amortization of deferred financing costs	(59)	(22)	(119)	(65)
Interest income	2	2	23	5
Interest expense	(52)	(7)	(63)	(21)
Other gain (loss), net	(669)	56	(23)	1,535
Income from continuing operations before income taxes	$2,904	$4,211	$12,676	$16,380

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)		(In thousands)

Income from continuing operations, net of tax	$1,837	$2,495	$8,255	$10,548

Add (deduct):
Interest income	(2)	(2)	(23)	(5)
Interest expense	52	7	63	21
Income tax provision	1,067	1,716	4,421	5,832
Depreciation and amortization	847	579	2,065	1,608
Amortization of deferred financing costs	59	22	119	65
EBITDA from continuing operations	3,860	4,817	14,900	18,069

Direct acquisition costs	906	121	1,214	146
Non-cash stock-based compensation expense	251	191	741	525
Recognition of non-cash inventory purchase accounting adjustment	325	240	325	240
Restructuring costs	223	-	223	463
Strategic costs	48	-	116	-
Unrealized loss (gain) on foreign exchange contracts	564	(54)	88	167
Reversal of a portion of Dynetic Systems earn-out liability	-	-	(72)	-
Change in accounting principle - LIFO to FIFO	(160)	-	(160)	-
Reversal of a portion of deferred compensation liability	-	-	(289)	-
(Gain) on sale of available-for-sale securities	-	-	-	(1,691)
Adjusted EBITDA from continuing operations	$6,017	$5,315	$17,086	$17,919

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including direct acquisition costs, non-cash stock-based compensation expense, the recognition of a non-cash inventory purchase accounting adjustment related to acquisitions, restructuring costs, strategic costs, unrealized loss (gain) on foreign exchange contracts, the reversal of a portion of the Dynetic Systems, Inc. (“Dynetic Systems”) earn-out liability, the recognition of expense due to a change in accounting principle, the reversal of a portion of a deferred compensation liability due to the death of a pensioner, and gain on sale of available-for-sale securities. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include direct acquisition costs;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include the recognition of a non-cash inventory purchase accounting adjustment related to acquisitions;
•	Adjusted EBITDA does not include restructuring charges;
•	Adjusted EBITDA does not include strategic costs;
•	Adjusted EBITDA does not include (gain) loss, realized or unrealized, on foreign exchange contracts;
•	Adjusted EBITDA does not include the reversal of a portion of the Dynetic Systems earn-out liability;
•	Adjusted EBITDA does not include the recognition of income due to a change in accounting principle;
•	Adjusted EBITDA does not include the reversal of a portion of a deferred compensation liability;
•	Adjusted EBITDA does not include gain on sale of available-for-sale securities.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, and power quality electromagnetic equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, LED lighting and audio visual systems, and telecom applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525